SECURITIES AND EXCHANGE COMMISSION
==================================
AMENDMENT NO.1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Color Accents Holdings, Inc.
(Exact Name of Small Business Issuer in its Charter)

Nevada
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Color Accents Holdings, Inc.
813 Woodburn Road
Raleigh, NC 27605
(919) 376-0558
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

101 Convention Center Drive
Suite 700
Las Vegas, NV 89109
(919) 376-0558
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.0001	1,527,500	$0.10	$152,750	$6.00

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling shareholders may sell shares of our common stock at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The fixed price of $0.10 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.10 in our private offering.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  OCTOBER    , 2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

1,527,500 SHARES OF
COLOR ACCENTS HOLDINGS, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,527,500 shares of our common stock can be sold by selling security holders at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The fixed price of $0.10 has been determined as the selling price based upon the original purchase price paid by the selling stockholders.   There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: October   , 2008

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision .

About Our Company

Color Accents Holdings, Inc. (“Color Accents” or the “Company”) is a Nevada Corporation, founded on April 28, 2008. We are a development stage company that has not realized any revenues and has limited operations to date. From April 28, 2008(inception) to July 31, 2008, we have incurred accumulated net losses of $24,411 based on our financial history and since inception our independent auditor has expressed doubt as to our ability to continue as a going concern . In June of 2008 we entered into a stock purchase agreement and share exchange with Color Accents, Inc., a Nevada Corporation (“CA”), whereby we issued 6,527,500 common shares to the shareholders of CA in exchange for 100% of the issued and outstanding shares of CA and CA became our wholly owned subsidiary. We plan to market ourself through direct contact and website sales with home builders, renovators, real estate firms, real estate agents and architects .

We also plan to market itself to appropriate trade associations whom we believe can be a major channel of distribution for the company. We are in the process of developing a website, www.coloraccents.com, to help promote sales and reach out to consumers and the building industry. The website is intended to be a destination site for individual home owners as well as companies in the housing industry. We plan to promote our interior design services and functions from our website in addition to face to face meetings. Our plan is to have the site offer a large array of services and we intend it to become a “one-stop shopping” destination which may significantly enhance the efficiency of the interior home design process simultaneously reducing the time and cost of finding reasonably priced decorating ideas and home supplies.

Once completed we plan to market our website in the United States and in Canada through traditional sources such as trade magazines, conventions and conferences, newspaper advertising, billboards, telephone directories and flyers/mailers. We plan to target purchasers of commercial interior furnishings as well as the home building and home renovation industry in addition to individual customers. We plan to target real estate firms, real estate agents and architects.  We have begun the research to create the target list of customers and hope to have this completed by the first quarter of 2009.

We also plan to also seek out and negotiate strategic relationships with individual home furnishing suppliers and manufacturers to offer their products such as granite, fixtures, cabinets and other home furnishing on our website. We will attempt to negotiate discounted pricing from the manufacturers in exchange for promoting their products to the extensive database of the home building industry and individual consumers that we intend to develop and maintain through our extensive marketing program. We expect to begin this target marketing once the customer list is completed in the first quarter of  2009.

Our Chief Executive Officer Diane Pyun is a professional Interior Designer, Painter and Artist for the past 25 years.  She is also cofounder, General Manager and Partner with Vesta Enterprises,LLC, a real estate investment firm. Mrs. Pyun was instrumental in the planning, developing and execution of the company’s early business plan.  She is also active in various investments and business ventures.  Mrs. Pyun also serves on the board for the Black Forest Property Owners on Lake James, North Carolina.  She holds a Bachelor of Science degree from Wilkes College and a graduate degree from the University of Maine.

Where You Can Find Us

Our principal executive offices are located at, 813 Woodburn Road, Raleigh, NC 27605 and our telephone number is (919) 376-0558.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.10 was determined by the price shares were sold to our shareholders in a private placement memorandum.  The $0.10 offering price is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (April 28, 2008) through July 31, 2008 are derived from our audited financial statements.

For the Period from Inception (April 28, 2008) through July 31, 2008 (audited)
STATEMENT OF OPERATIONS

Revenues	$-
Total Operating Expenses	24,411
Professional Fees	12,500
General and Administrative Expenses	11,911
Net Loss	(24,411)

AS OF
July 31, 2008
BALANCE SHEET DATA	(audited)

Cash	$142,639
Total Assets	142,639
Total Liabilities	12,500
Stockholders’ Equity	130,139

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in April 2008. We have no significant financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. We are a start-up company that is attempting to establish business relationships with preferred Home Builders, Real Estate Agents and Real Estate companies who will source, package and sell our services to their clients. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

          -    our ability to market our business
          -    our ability to generate revenues
          -    our ability to raise the capital necessary to finance our operations and achieve our market objectives.

IF MANAGEMENT DECIDES TO EXPAND WE MAY REQUIRE FINANCING TO ACHIEVE OUR BUSINESS STRATEGY AND AN INABILITY TO OBTAIN SUCH FINANCING COULD CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We believe that we have enough funds for the capital requirements for our currnet business strategy for the next twelve months. Based upon the above, we believe that we have enough cash to support our daily operations while we are attempting to commence operations and produce revenues. While we currently have no plans to expand our business beyond our business operations set forth herein, we may decide in the future to expand which would cause our cash requirements to increase. If we require additional cash for expansion or if our expenses increase unexpectedly, we would attempt to raise additional funds by way of a public or private offering. If necessary such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms.

If we are unable to obtain financing on reasonable terms, we would be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

WE WILL OPERATE IN A HIGHLY COMPETITIVE BUSINESS ENVIRONMENT.

Competition for similar services is intensely competitive. We will face competition from housing and home renovation related businesses. Many of these competitors have been in business for much longer than we have and have retained successful sales personnel. They also have established relationships with clients. We will attempt to compete against these groups. However, we cannot assure you that our business plan will be successful.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF DIANE PYUN. WITHOUT HER CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Diane Pyun, our only officer. We currently do not have an employment agreement with Ms. Pyun. The loss of her services could have a material adverse effect on our business, financial condition or results of operation.

THE OFFERING PRICE OF THE SHARES SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per share for the shares of common stock was determined based upon the original purchase price paid by the selling shareholders in our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Item 4.  Use of Proceeds.

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5. Determination of Offering Price

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined based on the original price paid by our selling shareholders $0.10, in our private offering. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in June 2008 pursuant to an exemption under Rule 506 of Regulation D

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6. Dilution.

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. Selling Security Holders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,527,500 shares of our common stock held by 40 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in June 2008.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  October 21 , 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Christopher Bathon	50,000	50,000	0	0%
Christopher L Baugartner	50,000	50,000	0	0%
Stephanie H. Baugartner	50,000	50,000	0	0%
Travis Aaron Blevins	10,000	10,000	0	0%
Annmarie Clevenger	50,000	50,000	0	0%
Reed J. Clevenger	50,000	50,000	0	0%
Pamela B. Cloud	50,000	50,000	0	0%
Randolph E. Cloud	50,000	50,000	0	0%
Jorge C. Correa	25,000	25,000	0	0%
Katherine Correa	25,000	25,000	0	0%
Lawrence Dodd	50,000	50,000	0	0%
Brad Drewyor	50,000	50,000	0	0%
Frank Floyd	50,000	50,000	0	0%
Renee E. Floyd	50,000	50,000	0	0%
Douglas Gignac	50,000	50,000	0	0%
Harold Gignac	5,000	5,000	0	0%
Harold Gignac	5,000	5,000	0	0%
Kenneth M. Gignac	10,000	10,000	0	0%
Linda A. Hales	50,000	50,000	0	0%
Stepehen M. Hales	15,000	15,000	0	0%
Monique Halpin-Poirier	50,000	50,000	0	0%
Linda Hiatt	2,500	2,500	0	0%
Peter D. Hudgins	25,000	25,000	0	0%
Irene Jasper	5,000	5,000	0	0%
Donna K. Knight	50,000	50,000	0	0%
George M. Knight	50,000	50,000	0	0%
Laura Kotroco	50,000	50,000	0	0%
Timothy Kotroco	50,000	50,000	0	0%
Kelly Ann Mix	50,000	50,000	0	0%
Thomas Mix	50,000	50,000	0	0%
Larry Monteith	50,000	50,000	0	0%
Mandisa Moore	10,000	10,000	0	0%
Daniel Poirier	50,000	50,000	0	0%
Steve L. Regner	50,000	50,000	0	0%
Craig E. Smith	50,000	50,000	0	0%
Kelli H. Smith	50,000	50,000	0	0%
Kurt Sokolowski	10,000	10,000	0	0%
Lori A. Wallace	50,000	50,000	0	0%
Elizabeth Whitehead	50,000	50,000	0	0%
Thomas Brad Womack	30,000	30,000	0	0%

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Item 8. Plan of Distribution.

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals.  The fixed price of $0.10 has been determined based upon the original purchase price paid by the selling shareholders in our private offering.  Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.  However, sales by selling security holder must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. Description of Securities to be Registered.

General

Our authorized capital stock consists of 100,000,000 Shares of common stock, $0.0001 par value per Share and 10,000,000 shares of preferred stock, par value $0.0001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share.  Currently we have 6,527,500 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value per share.  The terms of the preferred shares are at the discretion of the board of directors.  Currently no preferred Shares are issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Item 10. Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11. Information with Respect to the Registrant.

Organization Within Last Five Years

We were incorporated in April 2008 in the State of Nevada. In June 2008, we entered into a stock purchase and share exchange agreement (the “Agreement”) with Color Accents, Inc., (“CA”) a Nevada corporation.  Pursuant to the Agreement we issued 6,527,500 common shares in exchange for 100% of the issued and outstanding shares of CA and CA became our wholly owned subsidiary.

Description of Business

General

Color Accents Holdings, Inc. (“Color Accents” or the “Company”) plans to offer services that will cover everything from color analysis to interior redesign and home staging.  We will be assisting clients with interior design consultation, interior redesign, home staging, property evaluation, color analysis, window treatments, decorative faux painting, furniture placement, flooring and installation, granite counter top overlay, redesign and staging classes.  We will deal in residential and commercial projects. We are in the process of developing a website that will link to the entire housing industry.

Services

We will base our expertise on first assessing the client’s space needs with a critical eye on the architectural elements. We will address common decorating mistakes which include the following:
•	Color
•	Furniture Placement
•	Accessory Balance
•	Wall décor
•	Light Function

Suggestions will be made and the customer will decide which elements to change.  Fees will be based on simple color consult or entire room redesign.  Many contracts start with one room with future rooms based on client’s budget.  Each painting project will be followed up with final walk through.

We will be certified interior redesign/home staging specialist and will offer the following:
•	Consultation in color and window treatment trends
•	Faux painting instruction
•	Color Analysis with paint projects
•	Interior Redesign
•	Home Staging
•	Training Options

Interior Design and Redesign Services

We work with new and existing home furnishings and implement our design and redesign tactics to create a new environment.  This will include:
•	Color Consultation
•	Faux Painting
•	Blind and Shades
•	Window Treatments
•	Furniture Placement
•	Clutter Coaching
•	Carpet and Hard Surface Floors
•	Lighting
•	Custom Floral Arrangement
•	Surprise Design Packages
•	Gift Certificates

Home Staging Services

We plan to have several different programs available to assist any need or budget to the homeowner or real estate professional.  We plan to have a package tailored to suit the clients’ needs.

We plan to provide home staging services and kits that will include:
•	Simple Home Prep List
•	Furniture Arrangement
•	Clutter Clearing
•	Furniture Rentals
•	Neutral Paint Palettes
•	Accessories and Props
•	Do It Yourself Kit
•	Comprehensive, Personalized Checklist
•	MLS Photography
•	Realtor Gift Program

Decorative Faux Painting Services

Every faux painting project will be started with a personalized sample board for the client to review and to test color schemes within their home walls.

Custom Painting Services Include
•	Faux Finishes
•	Solid Finishes
•	Custom Sample Boards
•	Brick Transformation
•	Color Analysis
•	Color Matching
•	Cabinet Refinishing
•	Custom Ceilings
•	Children/Nursery

Marketing

We will market ourselves through direct contact and sales with home builders, renovators, real estate firms, real estate agents and architects. We will also market to appropriate trade associations whom we believe can be a major channel of distribution for the company. Based on our sole officer and director’s background we believe that her experience and education in the design and redesign previous area will be an opportunity on which we can capitalize. We will also develop a website, www.coloraccents.com, to help promote sales and reach out to consumers and the building industry.

We will attempt to market our website in the United States and in Canada through traditional sources such as trade magazines, conventions and conferences, newspaper advertising, billboards, telephone directories and flyers/mailers. We will target purchasers of commercial interior furnishings as well as the home building and home renovation industry in addition to individual customers. We will target real estate firms, real estate agents and architects.  We may utilize inbound links that connect directly to our website from other sites. Potential customers can simply click on these links to become connected to our website from search engines and community and affinity sites.

We believe our most effective marketing tool will be face-to-face discussions where our business development people can engage in a consultative sales process with their client base. We will focus heavily on this strategy.

In addition to our direct and channel-focused tactics, we will use traditional public relations to raise awareness and create demand among target customers. Our public relations strategy is designed to build company awareness with a limited cash outlay.

Website

We have retained Essential Business Solutions, as our outside technology provider to design and develop our entire website. EBS will provide the following services for the website: disk space, bandwidth, 155 mbit backbone, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, front page support, unlimited FTP access, java chat, hotmetal/miva script, shopping cart, secure transactions signio support, cybercash support and macromedia flash. EBS will charge us on an hourly rate of $45.00 per hour for its services.

The website is intended to be a destination site for individual home owners as well as companies in the housing industry. We will promote our interior design services and functions from our website in addition to face to face meetings. The site will offer a large array of services and by and will become a “one-stop shopping” destination which will significantly enhance the efficiency of the interior home design process simultaneously reducing the time and cost of finding reasonably priced decorating ideas and home supplies.

We will also seek out and negotiate strategic relationships with individual suppliers and manufacturers to offer their products such as granite, fixtures, cabinets and home furnishing on our website. We will attempt to negotiate discounted pricing from the manufacturers in exchange for promoting their products to the extensive database of the home building industry and individual consumers that we intend to develop and maintain through our extensive marketing program. We have not entered into direct discussions with home builders, home renovators or real estate agents or firms. We will not sell the names in our database to anyone.

We also believe that the lack of financial security on the Internet is hindering economic activity thereon. To ensure the security of transactions occurring over the Internet, federal regulations require that any computer software used within the U.S. contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the federal government is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. Accordingly, risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts are now being considered in the system specifications and in the security precautions in the development of the website. There is no assurance that such security precautions will be successful. Other than investigating potential technologies in support of our business purpose, we have had no material business operations since inception. At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become a Internet-based company focused on the designer industry. The Internet is a world-wide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

Revenue

We will attempt to generate revenue from service contracts from homeowners, home builders, remodeling contractors, architects, suppliers of home furnishings.  We will attempt to generate fees received for contracts that originate from our website and are also linked to those websites we will form a partnership with. There is no assurance that this will occur and we have not entered into any negotiations or discussions with manufactures for sales that originate from our website. We will attempt to persuade manufactures to advertise on our website. There is no assurance that this will occur and we have not entered into any negotiations or discussions with manufactures for advertising on our website. We will develop and maintain a database of all home builders, renovators, real estate firms, architects and individual customers who contract with us as well as those who visit our web site.

We will develop and launch an advertising campaign to introduce our website to potential customers. Databases for home builders, home renovators, real estate firms and agents are publicly available through internet research, telephone directories and periodical research.

Competition

The interior design market is intensely competitive. The market for information resources is more mature but also intensely competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases in the computer and other technical fields. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

www.allaboutwalls.com, www.theinteriordesigner.com, www.internetdesigncenter.com offer the same services that we do. Upon initiating our website operations, we will be competing with the foregoing, in addition to non-Internet commercial companies.

We will build a website that is easy to use and that offers a wide product selection at competitive prices. We believe potential customers would be drawn to our website instead of to other companies they are familiar with because they would able to choose from an array of products, quickly and easily, allowing them the freedom to carry on with their own business.

Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Older, well established companies with records of success will attract qualified clients away from us. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of price and services. We will price our products competitively and diligently service our client’s needs whatever those might be.

Advertising

The Company will aggressively advertise in such publications as The Homebuilder, Home Renovations as well as internet search engines. We will establish strategic partnerships with home building and real estate web sites to drive traffic to our web site.

DESCRIPTION OF PROPERTY

We maintain our statutory registered agent's office at 101 Convention Center Drive, Suite 700, Las Vegas, Nevada 89109 and our business office is 813 Woodburn Road, Raleigh, North Carolina 27605. Our telephone number is (919) 376-0558.  This is the office of our President, Diane Pyun, who provides the office space rent free.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate engaging a market maker to apply for the listing of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 41 shareholders of our common stock.

Rule 144 Shares

As of October 21 , 2008 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After April 2009 the 5,000,000 shares issued to Diane Pyun will become available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.  After June 2009 the 1,527,500 shares of our common stock held by the 40 shareholders who purchased their shares in the Regulation D 506 offering will become available for resale to the public. Sales under Rule 144 are subject availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Color Accents Holdings, Inc.
(a development stage company)

FINANCIAL STATEMENTS

COLOR ACCENTS HOLDING, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	CONSOLIDATED BALANCE SHEET AS OF JULY 31, 2008

PAGE	F-3	CONSOLIDATED STATEMENT OF OPERATIONS FOR THE PERIOD FROM APRIL 28, 2008 (INCEPTION) TO JULY 31, 2008.

PAGE	F-4	CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM APRIL 28, 2008 (INCEPTION) TO JULY 31, 2008

PAGE	F-5	CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD FROM APRIL 28, 2008 (INCEPTION) TO JULY 31, 2008.

PAGES	F-6 - F-10	CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

Webb & Company, P.A.
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of: Color Accents Holdings. Inc.

We have audited the accompanying consolidated balance sheet of Color Accents Holdings, Inc. and Subsidiary (a development stage company) as of July 31, 2008, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period from April 28, 2008 (Inception) to July 31, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements arc free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Color Accents Holdings. Inc. and Subsidiary (a development stage company) as of July 31, 2008 and the results of its operations and its cash flows for the period from April 28, 2008 (Inception) to July 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has limited operations, a net loss of S24,411 and a negative cash flow from operations of S10,111 since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
August 29, 2008

1501 Corporate Drive. Suite 150 ● Boynton Beach, FL 33426
Telephone: (561) 752-1721 ● Fax: (561) 734-5562
www.cpawebb.conn

Color Accents Holding, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Balance Sheet
As of July 31, 2008

ASSETS

Current Assets
Cash	$142,639

Total Assets	$142,639

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$12,500
Total Liabilities	12,500

Commitments and Contingencies	-

Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, none issued and
outstanding	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 6,527,500
issued and outstanding	653
Additional paid-in capital	153,897
Deficit accumulated during the development stage	(24,411)

Total Stockholders' Equity	130,139

Total Liabilities and Stockholders' Equity	$142,639

See accompanying notes to the financial statements

Color Accents Holding, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statement of Operations
For the Period from April 28, 2008 (Inception) to July 31, 2008

Revenue	$-

Operating Expenses
Professional fees	12,500
General and administrative	11,911
Total Operating Expenses	24,411

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(24,411)

Provision for Income Taxes	-

NET LOSS	$(24,411)

Net Loss Per Share - Basic and Diluted	$(0.00)

Weighted average number of shares outstanding
during the period - Basic and Diluted	6,120,479

See accompanying notes to the financial statements

Color Accents Holding, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statement of Stockholders' Equity
For the Period from April 28, 2008 (Inception) to July 31, 2008

						Deficit
	Preferred stock		Common stock		Additional	accumulated during	Total
					paid-in	development	Stockholder's
	Shares	Amount	Shares	Amount	capital	stage	Equity

Balance April 28, 2008	-	$-	-	$-	$-	$-	$-

Common stock issued for services to founder ($0.0001/Sh)	-	-	5,000,000	500	-	-	500

Common stock issued for cash ($0.10/Sh)	-	-	1,527,500	153	152,597	-	152,750

In kind contribution of services	-	-	-	-	1,300	-	1,300

Net loss for the period April 28, 2008 (inception) to July 31, 2008	-	-	-	-	-	(24,411)	(24,411)

Balance, July 31, 2008	-	$-	6,527,500	$653	$153,897	$(24,411)	$130,139

See accompanying notes to the financial statements

Color Accents Holding, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statement of Cash Flows
For the Period from April 28, 2008 (Inception) to July 31, 2008

Cash Flows Used In Operating Activities:
Net Loss	$(24,411)
Adjustments to reconcile net loss to net cash used in operations
Common stock issued for services	500
In-kind contribution of services	1,300
Changes in operating assets and liabilities:
Increase in accounts payable	12,500
Net Cash Used In Operating Activities	(10,111)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	152,750
Net Cash Provided by Financing Activities	152,750

Net Increase in Cash	142,639

Cash at Beginning of Period	-

Cash at End of Period	$142,639

Supplemental disclosure of cash flow information:

Cash paid for interest	$-
Cash paid for taxes	$-

See accompanying notes to the financial statements

COLOR ACCENTS HOLDING, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2008

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Color Accents Holdings, Inc. (a development stage company) and Color Accents, Inc. (a development stage company) were incorporated under the laws of the State of Nevada on April 28, 2008. Color Accents Holdings, Inc. and Color Accents, Inc. (the “Company) are planning to provide total interior design, color analysis and home staging to the entire housing market network including home builders, home renovators and real estate firms and agents.    Activities during the development stage include developing the business plan and raising capital.

(B) Principles of Consolidation

The accompanying 2008 consolidated financial statements include the accounts of Color Accents Holdings, Inc. from April 28, 2008 (inception) and its 100% owned subsidiary Color Accents, Inc.  All inter-company accounts have been eliminated in the consolidation (See Note 2(D)).

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At July 31, 2008, the Company had no cash equivalents.

 (E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of July 31, 2008, there were no common share equivalents outstanding.

COLOR ACCENTS HOLDING, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2008

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”).  Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of July 31, 2008, the Company has a net operating loss carryforward of approximately $22,611 available to offset future taxable income through 2028.  The valuation allowance at July 31, 2008 was $7,688.  The net change in the valuation allowance for the period ended July 31, 2008 was an increase of $7,688.

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Concentration of Credit Risk

The Company at times has cash in banks in excess of FDIC insurance limits. The Company had $42,639 in excess of FDIC insurance limits as of July 31, 2008.

(I) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(J) Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

COLOR ACCENTS HOLDING, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2008

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement shall be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financialguarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  This Statement requires expanded disclosures about financial guarantee insurance contracts. SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods thing those fiscal years. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

COLOR ACCENTS HOLDING, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2008

NOTE  2     STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

For the period from April 28, 2008 (inception) through July 31, 2008, the Company issued 1,527,500 shares of common stock for $152,750 ($0.10/share).

(B) Stock Issued for Services

On April 28, 2008, the Company issued 5,000,000 shares of common stock to its founders having a fair value of $500 ($0.0001/share) in exchange for services provided.

(C) In-Kind Contribution of Services

As of July 31, 2008 the shareholder of the Company contributed services having a fair value of $1,300. (See Note 4)

(D) Acquisition Agreement

On June 27, 2008, Color Accents Holding, Inc. consummated an agreement with Color Accents, Inc., pursuant to which Color Accents, Inc. exchanged all of its common stock for 6,527,500 shares or 100% of the common stock of Color Accents Holdings, Inc.  The Company has accounted for the transaction as a combination of entities under common control and accordingly, recorded the merger at historical cost.

NOTE 3      COMMITMENTS

On June 1, 2008 the Company entered into a consulting agreement which provides for the design and development of the Company’s website.  The Company is required to pay an hourly rate of $45per hour for the services rendered plus out of pocket expenses. The term of the agreement is one year, however, either party has a right to terminate at any time, by giving a ten day notice of termination.

COLOR ACCENTS HOLDING, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2008

On June 15, 2008, the Company entered into a consulting agreement which provides for monthly administrative and consulting services.  The Company is required to pay $5,000 a month beginning June 15, 2008.  The agreement will remain in effect until cancelled by either party.

NOTE 4      RELATED PARTY TRANSACTIONS

As of July 31, 2008, a shareholder of the Company contributed services having a fair value of $1,300 (See Note 2(C)).

NOTE 5      GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company is in the development stage with limited operations, has a net loss of $24,411, and negative cash flow from operations of $10,111 since inception.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

The Company has not begun operations, and we require outside capital to implement our business model.

1.
All business functions will be coordinated and managed by our founder, including marketing, finance and operations. We intend to hire a part-time employee to facilitate with the acquisition of contracts and assist in targeted marketing implementation. The time commitment of the position will depend upon the aggressiveness of our product launch, but we believe it will require a minimum of $15,000 to hire the personnel needed to assist with our new business activity.

2.
We intend to launch a targeted marketing campaign focusing on trade show participation, media promotions and public relations. We intent to support these marketing efforts through the development of high quality printed marketing materials and an attractive and informative trade and consumer website, www.coloraccents.com. We expect the total cost of the marketing program to range from $10,000 to $75,000.  During this preliminary launch period, we also expect to invest between $1,000 and $5,000 in accounting and inventory management software.

3.	Within 90-120 days of the initiation of our marketing campaign, we believe that we will begin to generate revenues from our marketing activities and targeted media approach.

If we are unable to generate sufficient contracts or generate significant interest for our clinical trial services, we may have to suspend or cease our efforts.  If we cease our previously stated efforts, we do not have plans to pursue other business opportunities.

Results of Operations

For the period from inception through July 31, 2008, we had no revenue. Expenses for the period totaled $24,411 resulting in a net loss of $24,411.

Capital Resources and Liquidity

As of October 13, 2008 we have $91, 986 cash on hand. Currently our general and administrative costs average approximately are $5,000 per month and we expect to spend an additional $10,000 during the for marketing purposes and o $5,000 for development of our website during the next twelve months. In addition, we expect to incur legal, accounting and audit fees to cover our SECfilings during the next twelve months .

Based upon the above, we believe that we have enough cash to support our daily operations while we are attempting to commence operations and produce revenues. While we currently have no plans to expand our business beyond our business operations set forth herein, we may decide in the future to expand which would cause our cash requirements to increase. If we require additional cash for expansion or if our expenses increase unexpectedly, we would attempt to raise additional funds by way of a public or private offering. We believe that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity us to continue as a going concern. While we believe in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of  October 21 , 2008 are as follows:

NAME	AGE	POSITION

Diane Pyun	50	President, Principal Accounting Officer, Chief Financial Officer, Director

Irv Pyun, our  Secretary, is not considered an Executive Officer as that term is defined in Rule 405 of the 1933 Act and therefore he is not being disclosed in this section.

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Diane Pyun

Diane Pyun is a professional Interior Designer, Painter and Artist for the past 25 years.  She is also cofounder, General Manager and Partner with Vesta Enterprises,LLC, a real estate investment firm. Mrs. Pyun was instrumental in the planning, developing and execution of the company’s early business plan.  She is also active in various investments and business ventures.  Mrs. Pyun also serves on the board for the Black Forest Property Owners on Lake James, North Carolina.  She holds a Bachelor of Science degree from Wilkes College and a graduate degree from the University of Maine.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended July 31, 2008 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Diane Pyun, President, Principal Accounting Officer and Chief Financial Officer, Director	2008	$0	0	0	0	0	0	0	$0

Irv Pyun, our Secretary, is not deemed an Executive Officer as defined in Rule 405 of the 1933 Act Rules and therefore is not disclosed on this summary compensation table.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through July 31, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending July 31, 2008 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Our Directors do not receive any compensation for serving as a member of the board of directors.

Employment Agreements

We do not have an employment agreement with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of  October 21 , 2008 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Diane Pyun 813 Woodburn Road Raleigh, NC 27605	5,000,000	76.59%

Common Stock	All executive officers and directors as a group	5,000,000	76.59%

(1)  Based upon 6,527,500 shares outstanding as of  October 21 , 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In  April of 2008, we issued 5,000,000 shares of common stock to Diane Pyun pursuant to a stock purchase agreement and share exchange, the shares were issued pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933.  The fair value of the Shares was $500.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

COLOR ACCENTS HOLDINGS, INC.
1,527,500 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:   October , 2008

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$6.00
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$7,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,006.00

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers.

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify  our director and  officer against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities.

We were incorporated in the State of Nevada in April 2008 and In June 2008 we entered into a stock purchase and share exchange agreement with Color Accents, Inc., whereby 5,000,000 shares were issued to Diane Pyun and 1,527,500 shares were issued to the 40 shareholders set forth below. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Name of selling stockholder	Shares of common stock owned prior to offering
Christopher Bathon	50,000
Christopher L Baugartner	50,000
Stephanie H. Baugartner	50,000
Travis Aaron Blevins	10,000
Annmarie Clevenger	50,000
Reed J. Clevenger	50,000
Pamela B. Cloud	50,000
Randolph E. Cloud	50,000
Jorge C. Correa	25,000
Katherine Correa	25,000
Lawrence Dodd	50,000
Brad Drewyor	50,000
Frank Floyd	50,000
Renee E. Floyd	50,000
Douglas Gignac	50,000
Harold Gignac	5,000
Harold Gignac	5,000
Kenneth M. Gignac	10,000
Linda A. Hales	50,000
Stepehen M. Hales	15,000
Monique Halpin-Poirier	50,000
Linda Hiatt	2,500
Peter D. Hudgins	25,000
Irene Jasper	5,000
Donna K. Knight	50,000
George M. Knight	50,000
Laura Kotroco	50,000
Timothy Kotroco	50,000
Kelly Ann Mix	50,000
Thomas Mix	50,000
Larry Monteith	50,000
Mandisa Moore	10,000
Daniel Poirier	50,000
Steve L. Regner	50,000
Craig E. Smith	50,000
Kelli H. Smith	50,000
Kurt Sokolowski	10,000
Lori A. Wallace	50,000
Elizabeth Whitehead	50,000
Thomas Brad Womack	30,000

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of Anslow & Jaclin, LLP (filed herewith)
10.1	Stock Purchase Agreement and Share Exchange *
10.2	EBS Consulting Agreement *
23.1	Consent of Webb & Company, P.A. (filed herewith)
23.2	Consent of Counsel, as in Exhibit 5.1

*  Incorporated by reference to Form S-1 filed on September 17, 2008 (file no. 333-153536)

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Raleigh, North Carolina on  October 21 , 2008.

COLOR ACCENTS HOLDINGS, INC.

By:	/s/ Diane Pyun
Diane Pyun

President, Chief Financial Officer, Principal Accounting Officer, Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Diane Pyun and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Color Accents Holdings, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on October 21, 2008 .

By: /s/ Diane Pyun        President, Chief Financial Officer, Principal Accounting Officer, Director

By: /s/ Irv Pyun     Secretary